UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2003

CLECO CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Item 5.           Other Events.

ANNOUNCEMENT OF FIRST QUARTER 2003 RESULTS

                    On May 8, 2003, Cleco Corporation (the "Company") reported first quarter 2003 earnings. For additional information regarding the Company's first quarter 2003 earnings, please refer to the press release attached to this report as Exhibit 99.1 (the "Press Release"), which Press Release, other than the information therein under the caption "2003 Update," is incorporated by reference herein.

MANAGEMENT CONFERENCE CALL

                    At 11 a.m. EDT (10 a.m. CDT), May 9, 2003, executives of the Company will host a conference call to speak to the public, as well as various members of the financial and investment community, regarding the Company's first quarter 2003 results. The live Internet simulcast can be accessed by logging onto http://www.shareholder.com/cnl/medialist.cfm. A replay will be available at that site for 12 months.

Item 7.           Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

99.1          Press Release issued May 8, 2003 regarding the Company's first quarter 2003 earnings.

Item 9.           Regulation FD Disclosure (also provided under Item 12).

                    In accordance with SEC Release No. 33-8216, the information incorporated by reference in Item 5 of this report and the information in the Press Release under the caption "2003 Update," required to be furnished under Item 12 "Results of Operations and Financial Condition," is instead furnished under Item 9 "Regulation FD Disclosure" and is incorporated by reference herein. The information in the Press Release under the caption "2003 Update" is being furnished, not filed, pursuant to Item 9 and Item 12. Accordingly, the information in the Press Release under the caption "2003 Update" will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or of any of its subsidiaries, including Cleco Power LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: May 8, 2003	By: /s/ Kathleen F. Nolen
[Kathleen F. Nolen] [Treasurer]

EXHIBIT INDEX
EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release issued May 8, 2003 regarding the Company's first quarter 2003 earnings.